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                                                                    EXHIBIT 4(l)

                    4(2) COMMERCIAL PAPER DEALER AGREEMENT


This Agreement dated as of February 7, 1997 will confirm our arrangement whereby Credit Suisse First Boston Corporation ("CSFB") will act as dealer in sales of commercial paper notes (the "Notes") of J. C. Penney Funding Corporation (the "Company") on a private placement basis to a limited number of sophisticated purchasers as provided below. In that connection CSFB may, but shall not be obligated to, purchase such commercial paper from the Company as principal.

The Notes will be issued under an Issuing and Paying Agency Agreement dated as of February 3, 1997 (the "Paying Agency Agreement") between the Company and The Chase Manhattan Bank, as Issuing and Paying Agent (the "Paying Agent").

If CSFB and the Company shall agree upon the sale of any Notes (including, but not limited to, agreement with respect to the price, principal amount, maturity and interest or discount rate thereof), (i) instructions to the Paying Agent to complete, authenticate and deliver the Notes shall be given in the manner described in the Paying Agency Agreement and (ii) the authentication and delivery to CSFB of such Notes by the Paying Agent shall constitute the issuance of such Notes by the Company.

It is understood that the commercial paper will have a maturity at the time of issuance not to exceed 270 days (exclusive of days of grace) and will be denominated in Notes having a principal amount not less than $250,000 each or integral multiples of $1,000 in excess thereof. CSFB understands that, in connection with any issuance and sale of Notes by the Company, the Company will obtain the prior advice of its counsel that all action required by any regulatory body or bodies has been duly taken.

All representations and warranties contained herein are deemed to be made by the Company as of the date hereof and, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by CSFB as principal).

The Company represents and warrants to CSFB that (i) the Notes have been duly authorized, and when issued, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, and subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles, (ii) the offer and sale of the Notes will be entitled to the exemption from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) (or any successor section thereto) thereunder, and (iii) the Company is not an "investment company" as defined in the Investment Company Act of 1940, as amended.
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The Company has reviewed, approved and authorized the use of a Commercial Paper
Memorandum ("Memorandum") prepared by CSFB on the basis of information furnished to CSFB by the Company. Such Memorandum may be used in connection with the sale of the Company's Notes until the Company advises CSFB in writing that an updated or revised Memorandum in a form approved by the Company should be substituted. A legend substantially in the form of Annex A will be set forth in the Memorandum. The Company will promptly advise CSFB of any material change in its ratings, its financial condition or the results of its operations which may make such updating or revision advisable.

CSFB represents that it will offer and sell Notes only to corporations and other institutional investors each of which it reasonably believes to be either (i) a sophisticated institutional investor that is an "Accredited Investor", as defined in Rule 501(a) under the Act ("Institutional Accredited Investor"), that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes (including an evaluation of any Memorandum) and that either is purchasing Notes for its own account, is a U.S. bank or savings and loan acting in its individual or fiduciary capacity or is a fiduciary or agent (other than a U.S. bank or savings and loan) purchasing Notes for one or more accounts each of which is such an Institutional Accredited Investor (A) which itself possesses such knowledge and experience or (B) with respect to which such purchaser has sole investment discretion, or (ii) a "Qualified Institutional Buyer", as defined in Rule 144A under the Act ("QIB"), that is purchasing Notes for its own account or for the account of one or more QIBs.

CSFB will only offer or sell Notes to an investor (i) that, at the time of such offer or sale, is reasonably believed by CSFB to be a QIB or an Institutional Accredited Investor, and (ii) that is purchasing Notes in a minimum principal amount of not less than U.S. $250,000. At or prior to the time of sale of Notes to a purchaser, CSFB will furnish to such purchaser the then current Memorandum.

The Company agrees that each Note will bear a legend substantially in the form of Annex B.

In addition, the Company represents that (except as permitted herein) in the six months prior to the date hereof neither it nor any person other than CSFB has offered or sold, and agrees that so long as Notes are being issued hereunder and for six months after the termination of such offering neither it nor any person acting as its agent or on its behalf will offer or sell, directly or indirectly, any Notes or any substantially similar securities, to any person by means of any form of general solicitation or general advertising (within the meaning of Rule 502 under the Act) or under circumstances where such offer, sale or solicitation would cause the exemption from registration under the Act pursuant to Section 4(2) thereunder to cease to be applicable to the offer and sale, provided that it is understood that this representation and agreement by the Company does not apply to offers, sales or solicitations by CSFB, in which case CSFB shall assume responsibility that such offer, sale or solicitation has not and will not cause the exemption from registration under the Act pursuant to Section 4(2) thereunder to cease to be applicable to the offer and/or sale of the Notes. CSFB intends to offer and sell Notes by means of its proprietary automated trading system and represents that it has not and agrees that it will not, directly or indirectly, offer any Notes for sale by means of any form of general solicitation or advertising (within the meaning of Rule 502 under the Act). CSFB represents that it has not offered or sold the Company's commercial paper in the past six months by any means of general
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solicitation or general advertising on or under circumstances which would cause the Section 4(2) exemption from registration under the Act to be unavailable.

It is understood that changes in the Federal securities laws or in administrative or judicial interpretations thereof may occasion revision from time to time of the procedures set forth herein which in any event shall be subject to the further agreement of the Company and CSFB.

No Notes shall be issued until the Company and CSFB each has received an opinion of C. R. Lotter, General Counsel of the Company, to the effect that the offer and sale of the Notes in the manner contemplated by this Letter Agreement may lawfully be made without registration of the Notes under the Act or qualification of an indenture under the Trust Indenture Act of 1939, as amended, and covering such additional matters as CSFB may reasonably request.

The Company represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event the Company determines to use such proceeds for the purpose of buying, carrying or trading securities in connection with an acquisition of another company, the Company shall give CSFB at least five business days' prior written notice to that effect. The Company shall also give CSFB prompt notice of the actual date that it commences to purchase such securities with the proceeds of commercial paper. Thereafter, in the event that CSFB purchases Notes as principal and does not resell such Notes on the day of such purchase, CSFB will sell such Notes only to Offerees it reasonably believes to be QIBs or to QIBs it reasonably believes are acting for other QIBs, in each case in accordance with Rule 144A under the Act.

With respect to the original Memorandum, and each updated or revised Memorandum approved by the Company, the Company will indemnify CSFB and hold CSFB, and any person who controls CSFB within Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), harmless against any loss, claim, damage, liability or expense (including reasonable costs of defense) arising out of or based upon any allegation that such Memorandum includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished to the Company in writing by CSFB. The foregoing indemnity agreement shall continue in force and effect for a period of one year after the last issuance by the Company of commercial paper pursuant to this Agreement.

With respect to the original Memorandum, and each updated or revised Memorandum then currently in use, CSFB will indemnify the Company and hold the Company, and any person who controls the Company within Section 15 of the Act or Section 20 of the Exchange Act, harmless against any loss, claim, damage, liability or expense (including reasonable costs of defense) arising out of or based upon any allegation that such Memorandum includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in
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order to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information furnished to the Company in writing by CSFB. The foregoing indemnity agreement shall continue in force and effect for a period of one year after the last issuance by the Company of commercial paper pursuant to this Agreement.

In addition, the Company agrees to furnish promptly to CSFB (mailed directly to the attention of its Short Term Finance Department) the following information:

1. All reports filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(a) or 15(d) of the Exchange Act (or reasonably comparable information if the Company is not subject to such filing requirements), the Annual Report to Stockholders of J. C. Penney Company, Inc. ("JCPenney"), and all reports filed by JCPenney with the SEC pursuant to the Exchange Act;

2.  All reports mailed to JCPenney's public stockholders; and

3. Copies of reports submitted by the Company to rating agencies showing the amounts of commercial paper outstanding and the bank lines and other liquidity sources supporting such commercial paper;

The Company also agrees to provide such other information as CSFB may reasonably request.

The Company will notify CSFB promptly, to the attention of its Short Term Finance Department, of any change (or any advice from a rating agency of a contemplated change) in any of its debt ratings, any material change in the aggregate size of its commercial paper program and any other development in its affairs or in the industry or industries in which it is engaged which has a material impact on the results of its operations, its financial condition or the marketability of its commercial paper.

If at any time when CSFB is offering Notes or any Notes are outstanding, any event occurs or condition exists as a result of which the Memorandum as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when such Memorandum is delivered to a purchaser, not misleading, or if, in CSFB's opinion or the opinion of the Company, it is necessary at any time to amend or supplement the Memorandum as then amended or supplemented to comply with applicable law, the Company will immediately notify CSFB and will prepare and furnish to CSFB a revision or supplement to the Memorandum satisfactory in all respects to CSFB, that will correct such statement or omission or effect such compliance.

This Agreement may be terminated at any time by either of the parties hereto upon the giving of at least 15 days' prior written notice to the other party.
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THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

J. C. PENNEY FUNDING CORPORATION                CREDIT SUISSE FIRST BOSTON
                                                CORPORATION
By /s/ Robert B. Cavanaugh                      By  /s/ Helena Willner
  ------------------------------                  ------------------------------

Name   Robert B. Cavanaugh                      Name    Helena Willner
    ----------------------------                    ----------------------------

Title  Chairman of the Board                    Title   Vice President
     ---------------------------                     ---------------------------
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                                                                         ANNEX A



        1. THE NOTES DESCRIBED HEREIN (THE "NOTES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        2. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT ACQUIRING NOTES WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT EITHER:

        (A) IT IS AN INSTITUTIONAL INVESTOR THAT IS, OR IN WHICH EACH OF THE EQUITY OWNERS IS, AN "ACCREDITED INVESTOR", AS DEFINED IN RULE 501(a) UNDER THE ACT ("INSTITUTIONAL ACCREDITED INVESTOR"), THAT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING AND BEARING THE ECONOMIC RISK OF AN INVESTMENT IN THE NOTES (INCLUDING AN EVALUATION OF ANY PRIVATE PLACEMENT MEMORANDUM) AND THAT EITHER IS PURCHASING NOTES FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR (A) WHICH ITSELF POSSESSES SUCH KNOWLEDGE AND EXPERIENCE OR (B) WITH RESPECT TO WHICH SUCH PURCHASER HAS SOLE INVESTMENT DISCRETION; OR

        (B) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE ACT) ("QIB") AND IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A.

        3. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF ALSO WILL BE DEEMED TO HAVE AGREED THAT ANY RESALE OR OTHER TRANSFER OF A NOTE WILL BE MADE ONLY
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        (A)  TO OR THROUGH CREDIT SUISSE FIRST BOSTON CORPORATION OR TO AN
    INSTITUTIONAL ACCREDITED INVESTOR OR A QIB IN A TRANSACTION EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND APPROVED BY CREDIT SUISSE FIRST BOSTON CORPORATION OR A CO-DEALER, OR

        (B)  TO A QIB IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE
    144A,

    AND ONLY IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 FOR EACH PURCHASER OR ACCOUNT TO WHICH NOTES MAY BE SOLD OR TRANSFERRED.
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                                                                         ANNEX B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT ACQUIRING NOTES WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS EITHER (A) AN INSTITUTIONAL "ACCREDITED INVESTOR", AS DEFINED IN RULE 501(a) UNDER THE ACT, THAT EITHER IS PURCHASING NOTES FOR ITS OWN ACCOUNT OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, OR (B) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE ACT) ("QIB") AND ACKNOWLEDGES THAT THE SELLER MAY RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL ALSO BE DEEMED TO HAVE AGREED THAT ANY RESALE OR OTHER TRANSFER OF A NOTE WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (I) TO CREDIT SUISSE FIRST BOSTON CORPORATION OR THROUGH CREDIT SUISSE FIRST BOSTON CORPORATION TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (ii) IF SUCH PURCHASER IS A QIB, TO A QIB IN A TRANSACTION WHICH MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM PRINCIPAL AMOUNTS OF $250,000.